                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of At Home Corporation pertaining to the Company's 1997 Equity Incentive Plan and 1997 Employee Stock Purchase Plan, of our report dated January 20, 2000, with respect to the consolidated financial statements and schedule of At Home Corporation, included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                   /s/ ERNST & YOUNG LLP


Palo Alto, California
October 6, 2000